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                             CONSENT OF LEHMAN BROTHERS

     We hereby consent to the use of our opinion letter dated January 29, 1998 to the Board of Directors of Horizon Group, Inc. (the "Company") attached as Appendix E to the Company's Joint Consent Solicitation Statement/Prospectus/Information Statement on Form S-4 (the "Prospectus") and to the references to our firm in the Prospectus under the headings Summary - Opinions of Financial Advisors, The Corporate Merger -Background of the Transactions, The Corporate Merger - Advantages and Disadvantages of the Transactions; Recommendation of the Horizon Board of Directors and The Corporate Merger - Opinion of Financial Advisor-Horizon. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.

                                        LEHMAN BROTHERS INC.


                                        By: /s/ Michael J. DeMarco
                                           ------------------------------
                                           Michael J. DeMarco
                                           Senior Vice President



New York, New York
April 13, 1998